Promissory Note
("Note")

$2,516,741.82

Silver Spring, Maryland
September 12, 2006

FOR VALUE RECEIVED, the undersigned, JIN SUK KIM, (the "Borrower"), promises unconditionally to pay to the order of KH FUNDING COMPANY, a Maryland corporation, its successors or assigns (the "Lender") during Lender's regular business hours at Lender's offices at 10801 Lockwood Drive, #370, Silver Spring, Maryland 20901, or at such other place as Lender may from time to time designate, the principal amount of **Two Million Five Hundred Sixteen Thousand Seven Hundred Forty-One and 82/100ths Dollars ($2,516,741.82)** (the "Principal Amount"), together with interest on the unpaid Principal Amount outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to Lender by Borrower pursuant to this Note. Nothing contained in this paragraph shall be construed as creating any partnership or joint venture of the Borrower and Lender. The following terms shall apply to this Note:

1. **Interest Rate.** As long as there is no existing "Event of Default", as hereafter defined, interest shall accrue and be payable on the outstanding Principal Amount at a fixed rate of interest equal to eight percent (8.00%) per annum. Interest shall be calculated on the basis of a year of 365 days applied to the actual days on which there exists an unpaid balance under this Note. Interest shall accrue and all accrued interest and principal is due in full on or before September 12, 2009.

2. **Default Interest Rate.** Upon an "Event of Default", as hereafter defined, Lender, in Lender's sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding Principal Amount by 5 percentage points above the rate of interest otherwise applicable, independent of whether Lender elects to accelerate the unpaid principal balance as a result of such default. Such default interest rate shall continue, in Lender's sole discretion, until all defaults are cured.

3. **Additional Interest.** Upon any arms length sale of the property described herein (hereinafter "Property") to a bona fide third party purchaser, in an amount and upon terms acceptable to Borrower and Lender, Borrower shall pay Lender Additional Interest in an amount equal to twenty-five (25%) percent of the purchase price less costs of acquisition, the costs of sale including settlement costs and commissions, less the payoff of all financing encumbering the Property including the principal and eight (8.00%) interest described herein, less any operating losses and the costs of any improvements or repairs. The Additional Interest shall be adjusted so that the twenty-five (25%) percent amount described above is inclusive but never less than the eight (8%) percent interest described herein. Whenever the term Interest is used in this Note or any other Loan Document, it shall include Additional Interest.

4. **Maturity Date.** The Principal Amount as well as all accrued and unpaid interest and all other sums due under this Note that remain unpaid shall be repaid by September 12, 2009, which is the final and absolute due date of this Note (the "Maturity Date").

5. **Repayment Extension.** If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

6. **Property.** The Property being purchased by Borrower with the proceeds of this Note (hereinafter the "Property") is:

Artaban Townhomes, - 54 townhouse apartments located at 3001 Carlisle and other nearby addresses
Garrison Woods – 136 unit apartment property located at 2908 Garrison Boulevard and other nearby addresses

7. **Manner and Application of Payments.** All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by Lender. Each payment shall be applied first to the payment of any and all costs, fees and expenses incurred by or payable to Lender in connection with the collection or enforcement of this Note, second to the payment of all unpaid late charges (if any), third, to the payment of all accrued and unpaid interest hereunder and fourth, to the payment of the unpaid Principal Amount, or in any other manner which Lender may, in its sole discretion, elect from time to time.

8. **Prepayment.** This Note may be prepaid in whole or in part without any prepayment penalty.

9. **Obligations.** The term "Obligations" shall mean the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Lender by Borrower of any nature whatsoever, including all past, present and future indebtedness and liabilities of Borrower to Lender for the payment of money (extending to the Principal Amount and all interest, fees, late charges, expense payments, liquidation costs, and attorneys' fees and expenses), whether similar or dissimilar, related or unrelated, matured or unmatured, direct or indirect, contingent or noncontingent, primary or secondary, alone or jointly with others, now due or to become due, now existing or hereafter created, and whether or not now contemplated. If more than one Obligation is outstanding, each payment may be applied to such of the Obligations as Lender shall determine in its sole discretion.

10. **Loan Documents.** The obligations of Borrower evidenced by this Note are secured by, guaranteed by, and are a part of the obligations referred to in, any promissory note, loan commitment, letter agreement, line of credit agreement, commercial financing agreement, security agreement, guaranty of payment, mortgage, deed of trust, pledge agreement, loan agreement, loan and security agreement, hypothecation agreement, indemnity agreement, letter of credit application and agreement, assignment or any other document or agreement previously, simultaneously or hereafter executed and delivered by Borrower and/or by any other Obligor, as hereinafter defined, singly or jointly with another person or persons to Lender, in connection with this Note, whether or not this Note is specifically referred to therein, (as the same may from time to time be amended, collectively, the "Loan Documents").

11. **Obligor.** The term "Obligor" shall mean, individually and collectively, Borrower, each endorser, guarantor and surety of this Note, any person who is primarily or secondarily liable for the repayment of this Note or any portion thereof and any person who has granted security for the repayment of this Note, together with such person's heirs, personal representatives, successors and assigns.

12. **Events of Default.** The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

(a) the failure of Borrower or any other Obligor to pay any sum due under this Note when due, whether by demand or otherwise,

(b) the failure of any Obligor to perform, observe or comply with any of the Loan Documents;

(c) the death of any Obligor;

(d) the filing of any petition for relief under the United States Lender Code or any similar federal or state statute by or against any Obligor;

(e) the making of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of Lenders by, any Obligor;

(f) the insolvency of any Obligor or the failure of any Obligor generally to pay debts as such debts become due;

(g) any representation or information contained in any financial statement or any other document given by any Obligor to Lender that is not in all material respects true and complete;

(h) the determination in good faith by Lender that a material adverse change has occurred in the financial condition of any Obligor;

(i) the determination in good faith by Lender that the security for the Obligations is inadequate;

(j) the occurrence of any default by any Obligor under any of the Loan Documents; or

(k) the determination in good faith by Lender that the prospect of payment of any of the Obligations is impaired.

(l) failure of Borrower to properly manage the Property in Lender's sole and absolute discretion.

13. **Rights and Remedies upon Default.** Upon the occurrence of an Event of Default hereunder, Lender, in Lender's sole discretion and without notice to Borrower or any other Obligor, may: (a) declare the entire outstanding Principal Amount, together with all accrued interest and all other sums due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, credits or other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, Lender or any affiliate of Lender in any capacity whatsoever, including, without limitation, any balance of any deposit account and any credits with Lender or any affiliate of Lender (the "Possessory Collateral"); (c) determinate any outstanding commitments of Lender to Borrower or any other Obligor; (d) exercise its right to confess judgment against Borrower as provided hereinafter; and (e) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

14. **Remedies Cumulative.** Each right, power and remedy of Lender hereunder, under the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies. No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude Lender from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, Lender shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

15. **Security.** As security for the payment of the obligations under this Note or any of the Loan Documents, Borrower and any Obligor who signs this Note hereby grants a security interest in the Possessory Collateral. "Debtor" means any person having an interest in any other collateral which secures this Note, now or hereafter (the "Collateral"). Debtor shall have all risk of loss of the Collateral. Lender shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral. If Lender actually receives any notices requiring action with respect to Collateral in Lender's possession, Lender shall take reasonable steps to forward such notices to any Debtor. Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral and exercising rights and options, calls and conversions of the Collateral. Lender's sole responsibility is to take such action as is reasonably requested by Debtor in writing; however, Lender is not responsible to take any action that, in Lender's sole judgment, would affect the value of the Collateral as security for the Obligations adversely.

Lender's collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if Lender exercises the care and follows the procedures that Lender generally applies to the collection of obligations owed directly to Lender. Lender may apply all Collateral and proceeds of Collateral coming into Lender's possession to any of the Obligations, whether matured or unmatured, as Lender

shall determine in its sole but reasonable discretion. Lender may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected from account debtors and other persons obligated on Collateral, to the Obligations until cash proceeds are actually received by Lender.

If and only if Lender is required by the Maryland Uniform Commercial Code to give Borrower notice of any disposition of Collateral, Borrower agrees that commercial reasonableness and good faith require Lender to give Borrower no more than 5 days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or other intended disposition is to be made of collection and enforcement. Borrower agrees that it is commercially reasonable for Lender to disclaim all warranties which arise with respect to the disposition of the Collateral.

16. **Confession of Judgment.** Upon the occurrence of any Event of Default hereunder, Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of Borrower in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING, in favor of Lender for the full amount due on this Note (including the outstanding Principal Amount, accrued interest and any and all other costs, fees, expenses and late charges) plus court costs and attorneys' fees of 15% of the total amount then due hereunder. Notwithstanding the amount of any such judgment, Lender agrees by accepting this Note to use reasonable efforts to obtain legal counsel who will charge Lender for services on an hourly basis, at his or her customary hourly rate(s) and only for time expended and actual expenses incurred, and Lender agrees not to enforce a judgment for legal fees against Borrower in an amount in excess of the fees and expenses actually charged to Lender for services rendered by, and for actual expenses incurred by, its counsel in connection with such confession of judgment and the collection of all amounts owed by Borrower to Lender. Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon Borrower any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as Lender shall deem necessary or advisable, for all of which this Note shall be sufficient authority.

17. **Collection Expenses.** If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, Borrower agrees to pay to Lender upon demand all costs and expenses, including, without limitation, all attorney's fees and court costs incurred by Lender in connection with the enforcement or collection of this Note (whether or not any action has been commenced by Lender to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by Borrower contesting Lender's right to collect the outstanding Principal Amount. The obligation of Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against Borrower. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or any default rate of interest provided herein, from the date of payment by Lender until repaid in full.

18. **Interest Rate After Judgment.** If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of: (a) the rate of interest provided herein; (b) any default rate of interest provided herein; or (c) the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered.

19. **Maximum Rate of Interest.** Notwithstanding any provision of this Note or the Loan Documents to the contrary, Borrower shall not be obligated to pay interest pursuant to this Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Note or the laws of the United States applicable to loans in such state. If any provisions of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law and any sums paid in excess of the interest rate allowed by law

shall be applied in reduction of the principal balance outstanding pursuant to this Note. Borrower acknowledges that it has been contemplated at all times by Borrower that the laws of the State of Maryland will govern the maximum rate of interest that it is permissible for Lender to charge Borrower pursuant to this Note.

20. **Certain Waivers by Borrower.** Borrower waives demand, presentment, protest and notice of demand, of non-payment, of dishonor and of protest of this Note. Lender, without notice to or further consent of Borrower or any other Obligor and without in any respect compromising, impairing, releasing, lessening or affecting the obligations of Borrower hereunder or under any of the Loan Documents, may: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to (i) this Note, (ii) any of the Loan Documents, (iii) all or any part of any collateral or security for this Note and/or (iv) any Obligor; (b) complete any blank space in this Note according to the terms upon which the loan evidenced hereby is made; and (c) grant any extension or other postponements of the time of payment hereof.

21. **Choice of Law; Forum Selection; Consent to Jurisdiction.** This Note shall be governed by, construed and interpreted in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof). Borrower hereby (a) agrees that all disputes and matters whatsoever arising under, in connection with, or incident to this Note shall be litigated, if at all, in and before a court located in the State of Maryland to the exclusion of the courts of any other state or country, and (b) irrevocably submits to the non-exclusive jurisdiction of any Maryland court or federal court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Note, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

22. **Commercial Purposes.** Borrower acknowledges and warrants that (a) the indebtedness evidenced by this Note is incurred for the purpose of acquiring or carrying on a business or commercial enterprise and that such indebtedness is a "commercial loan" within the meaning of Title 12 of the Commercial Law Article of the Annotated Code of Maryland (1990 Rep. Vol.), as amended; (b) all proceeds arising from the indebtedness will be used solely in connection with such business or commercial enterprise; (c) the proceeds of such indebtedness will not be used for the purchase of registered equity securities within the purview of Regulation "Z" issued by the Board of Governors at the Federal Reserve System; and (d) the loan evidenced by this Note is not a "consumer transaction" as defined in the Maryland Uniform Commercial Code and none of the Collateral was or will be purchased primarily for personal, family or household purposes.

23. **Subsequent Holders.** In the event that any holder of this Note transfers this Note for value, Borrower agrees that except with respect to subsequent holders with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holders), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

24. **Invalidity of Any Part.** If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Note, but only to the extent of its invalidity, illegality or unenforceability. In any event, if any such provision pertains to the repayment of the indebtedness evidenced by this Note, then and in such event, at Lender's option, the outstanding Principal Amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable.

25. WAIVER OF JURY TRIAL. BORROWER HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER AND BORROWER MAY BE

PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS NOTE, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-LENDER RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS, WHETHER INITIATED BY BORROWER AGAINST LENDER OR INITIATED BY LENDER AGAINST BORROWER. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND BORROWER SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

26. **Service of Process.** Borrower hereby consents to process being served in any suit, action or proceeding instituted in connection with this Note by the mailing of a copy thereof to Borrower by certified mail, postage prepaid, return receipt requested. Borrower hereby irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any other manner otherwise permitted by law, and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any other jurisdiction or jurisdictions.

27. **Notice.** Any notice, demand, request or other communication which Lender or Borrower may be required to give hereunder shall be in writing, shall be effective and deemed received the following business day when sent by overnight mail, upon transmission if sent by facsimile or e- mail, or the third business day after deposited in first class United States mail, postage prepaid, and shall be addressed as follows, or to such other addresses as the parties may designate by like notice:

If to Borrower: 34 Piney Meetinghouse Court
Potomac, Maryland 20854

If to Lender: 10801 Lockwood Drive, Suite 370
Silver Spring, Maryland 20901

Notwithstanding anything to the contrary, all notices and demands for payment from Lender actually received in writing by Borrower shall be considered to be effective upon the receipt thereof by Borrower regardless of the procedure or method utilized to accomplish delivery thereof to Borrower.

28. **Miscellaneous.** Time is of the essence under this Note. The paragraph headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Note and the Loan Documents, if any, constitute the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations or agreements, oral or written, with respect thereto. Lender may, without notice to or consent of Borrower, sell, assign, pledge or transfer this Note or sell, assign, transfer or grant participations in all or any part of the obligations evidenced by this Note to others at any time and from time to time, and Lender may divulge to any potential assignee, transferee or participant all information, reports, financial statements and documents obtained in connection with this Note and any other Loan Documents or otherwise. No modification, release or waiver of this Note shall be deemed to be made by Lender unless in writing signed by Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved. No course of dealing or conduct shall be effective to modify, release or waive any provisions of this Note or any of the other Loan Documents. This Note shall inure to the benefit of and be enforceable by Lender and Lender's successors and assigns and any other person to whom Lender may grant an interest in the obligations evidenced by this Note and shall be binding upon and enforceable against Borrower and Borrower's personal representatives, successors, heirs and assigns. Whenever used herein, the singular number shall include the

plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders. This Note may be executed in any number of counterparts, all of which, when taken together shall constitute one Note.

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the day and year first hereinabove set forth.

WITNESS:

BORROWER

______________________________ ______________________________(SEAL)
Jin Suk Kim

I: winword\settle\mwk\khfunding\timkim\Baltimore Note-additional interest-9-12-06.doc

Certified True Copy of the Original

PURCHASE MONEY DEED OF TRUST AND SECURITY AGREEMENT

THIS DEED OF TRUST (this "Deed of Trust") is made this 12th day of September, 2006, by Jin Suk Kim (the "Grantor"), in favor of Mark W. Kugler, a resident of Montgomery County, Maryland, as Trustee (collectively, the "Trustee").

WHEREAS, the Grantor is justly unto **KH FUNDING COMPANY,** a Maryland corporation, (the "Beneficiary"), with an office located at 10801 Lockwood Drive, #370, Silver Spring, Maryland 20901 on account of certain loans, liabilities, obligations, and other extensions or renewals of credit in the amount of $2,516,741.82 (collectively, the "Loan"), such Loan being evidenced in whole or in part by a note payable to the order of the Beneficiary, or under any other loan, credit, reimbursement or guaranty agreement or agreements executed from time to time by the Grantor (all of the foregoing documents and any amendments thereto and extensions, replacements, supplements and renewals thereof, being hereinafter sometimes collectively referred to as the "Note");

WHEREAS, The Note, if not paid earlier, is due in full on the 12th day of September, 2009.

WHEREAS, the Grantor desires to secure to the Beneficiary and any subsequent holder of the Note the principal sum of $2,516,741.82, the full and punctual payment of the Indebtedness (hereinafter defined), and the performance of the Obligations (hereinafter defined), and also to secure the reimbursement to the Beneficiary and any subsequent holder of the Note or to the Trustee or any substitute trustee, and any purchaser or purchasers, grantee or grantees under any sale or sales under the provisions of this Deed of Trust for all money which may be advanced as herein provided for, and for any and all costs and expenses incurred or paid on account of any litigation which may arise with respect to this Deed of Trust, or with respect to the Note or the Property (hereinafter defined), or in connection with obtaining possession of the Property either before or after any sale which may be made as hereinafter provided.

ARTICLE I - DEFINITIONS

1.0 Definitions. The Grantor, the Trustee and the Beneficiary agree that, unless the context otherwise specifies or requires, the following terms shall have the respective meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

(a) Applicable Jurisdiction - The applicable state jurisdiction in which the Property encumbered hereby is located. If the Property is located in more than one jurisdiction, then the law of the jurisdiction where each respective portion of the Property is located shall govern the interpretation, operation and effect of this Deed of Trust with respect to that portion of the Property.

(b) Beneficiary - The party hereinabove designated as such, its successors and assigns.

(c) Commitment - The commitment for the Loan from the Beneficiary to the Grantor as the same may from time to time be amended.

(d) Contract - A contract of sale for any part of the Property that meets the requirements of the other Loan Documents.

(e) Default - Any of the happenings, events, circumstances or occurrences designated as such in this Deed of Trust.

(f) Environmental Regulations - Any federal, state, county, city or local law, statute, rule, ordinance or regulation, or court or administrative order or decree or rule of common law, and any judicial interpretation thereof, or any private agreement, which concerns environmental protection or Hazardous Materials, including, but not limited to, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. §6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or

"SUPERFUND"), 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. §4321 et seq.; and all regulations of the Environmental Protection Agency.

(g) Fixtures - All fixtures located upon or within the Improvements, now or hereafter attached to or installed in, or used in connection with the Property, and including, but not limited to, any and all partitions, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, anti-theft, fire extinguishing and fire prevention apparatus and equipment, water tanks, heating, ventilating, air-conditioning and air-cooling apparatus and equipment, furnaces, heaters, condensers, compressors, motors, ducts, machinery, walks, fences, shrubbery, driveways, fittings and equipment of every kind and character whatsoever, lighting, laundry, incinerating and power equipment, conduits, switchboards, lifts, cleaning, refrigerating and communications apparatus, elevators, escalators, shades, draperies, awnings, curtains, furniture, furnishings, carpeting and floor coverings, storm doors, screens, windows, stoves, gas and electric ranges, refrigerators, garbage disposals, sump pumps, washers, dryers, attached cabinets, ornaments, tools, signs, and including all equipment installed or to be installed or used or usable in connection with the operation of any Improvements and appurtenant facilities erected or to be erected upon the Land or appropriate to the use thereof, and whether affixed or annexed or not.

(h) Grantor - The party hereinabove designated as such, its or their successors, personal representatives (if any) and permitted assigns.

(i) Guarantors – any party that executes and delivers a Guaranty, and its or their successors and permitted assigns.

(j) Guaranty - The Guaranty Agreement executed and delivered by the Guarantor named therein to secure the Loan and all other Indebtedness under the Loan Documents and the payment and performance of all other Obligations under the Loan Documents, as the same may from time to time be amended, modified, replaced or supplemented.

(k) Hazardous Materials - Any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to any legal requirement which pertains to ground or air or water or noise pollution or contamination, under ground or above ground tanks, health or the environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and any state statute or regulation; or (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, or explosive or radioactive materials; or (iii) which causes or poses a threat to cause a contamination or nuisance on the Property or on any adjacent property or a hazard to the environment or to the health or safety of persons on the Property. As used in this subsection, the word "on" when used with respect to the Property or adjacent property means "on, in, under, above or about".

(l) Impositions - All (i) real estate taxes, personal property taxes and other taxes of every kind and character; (ii) all general and special assessments, levies, permit fees, inspection fees and license fees; (iii) all water and sewer rents and charges; (iv) all other public charges, taxes, assessments, fees, governmental and non-governmental charges, whether of a like or a different nature, to the extent any of the foregoing are imposed or assessed upon the Grantor or the Property or any part thereof or upon the revenues, rents, avails, issues, income and profits of the Property or arising with respect to the occupancy, use or possession thereof; (v) any charges for any easement or agreement maintained for the benefit of the Property or arising with respect to any covenant to which the Property is subject; (vi) any condominium assessments, fees or charges; (vii) all insurance premiums; and (viii) any interest, costs or penalties with respect to any of the foregoing.

(m) Improvements - Any and all buildings, structures, improvements, alterations or appurtenances now existing upon the Land or at any time hereafter constructed, erected or placed upon the Land or any Lot therein and any replacements thereof, additions thereto and substitutions therefore, including, without limitation, all equipment, apparatus, machinery and fixtures of any kind or character forming a part thereof.

(n) Indebtedness - All amounts due or to become due to the Beneficiary pursuant to or on account of the Note, this Deed of Trust, and each of the other Loan Documents, including, without limitation, all principal (whether advanced prior to, upon execution of, or after the date of this Deed of Trust and including any principal that is repaid and re-advanced), interest, late charges, loan fees, extension fees, prepayment fees, amounts drawn under any letters of credit, any letter of credit fees, and all other payments required to be made by the Grantor pursuant to or on account of the Note, this Deed of Trust or any of the other Loan Documents, and including any and all amounts advanced by the Beneficiary pursuant to the provisions of this Deed of Trust or any of the other Loan Documents, whether or not such amounts are advanced from the proceeds of the Loan.

(o) Land - Any or all of the real property now owned or hereafter acquired by the Grantor, as described in "Exhibit A" attached hereto (as such "Exhibit A" may from time to time be modified, amended or supplemented), and by this reference made a part hereof.

(p) Liability Insurance Amounts – At least $1,000,000 covering all claims for bodily injury or death and property damage arising out of a single occurrence and $3,000,000 for the aggregate of all occurrences during any given annual policy period. In the event that the amounts are not completed in this definition, such liability insurance shall be in an amount not less than $2,500,000 covering all claims for bodily injury, death and property damage arising out of a single occurrence, and the same amount for the aggregate of all occurrences during any given annual policy period.

(q) Loan. Any and all loans from the Beneficiary to the Grantor made pursuant to the Commitment and the other Loan Documents, and any and all letters of credit issued by the Beneficiary under the Commitment for the account of the Grantor, to finance the acquisition of Lots and/or the construction of Improvements thereon, as evidenced by the Note and secured by this Deed of Trust and the other Loan Documents.

(r) Loan Agreement - That certain Loan Agreement, if any, by and between the Grantor and the Beneficiary, as the same may from time to time be amended, modified or supplemented.

(s) Loan Documents - This Deed of Trust, the Loan Agreement, the Commitment, the Note, any Guaranty and any other deed of trust or instrument executed in connection with the Loan, as the same may from time to time be amended, modified or supplemented.

(t) Notice of Foreclosure -

(A) For any portion of the Property located in Maryland, notice prior to foreclosure sale of the time, place and terms of sale (i) by publication at least once in each week for three (3) successive weeks, the first publication to be not less than fifteen days prior to sale and the last publication to be not more than one week prior to sale, in a newspaper published in the county where the Property or some portion thereof is located if there be one, and if not, in a newspaper having a substantial circulation in such county (provided, however, that if the Property is located in the City of Baltimore, then in one or more of the daily newspapers published in the City of Baltimore), or at such time or times as may be required by applicable law or rule of court, and at such other times and by such other methods, if any, as the Trustee may deem appropriate; and (ii) by written notice by certified mail sent not earlier than thirty (30) days and not later than ten (10) days prior to such sale to the Grantor, the then present record owner of the portion of the Property to be sold, if different from the Grantor, and the holder of a recorded subordinate mortgage, deed of trust, or other recorded or filed subordinate interest (including a judgment) in the Property, or by such other method and/or to such other persons as may be required by applicable law or rule of court.

(B) For any portion of the Property located in Virginia, notice prior to foreclosure sale of the time, place and terms of sale (i) by publication at least once a week for two (2) weeks or at least once a day for three (3) days, which may be consecutive, in a newspaper published or having a general circulation in the city or county in which the Property to be sold, or any portion thereof, is located, the first such publication to be not less than eight (8) days prior to sale and the last publication to be not more than thirty (30) days prior to sale; and (ii) by written notice given at least fourteen (14) days prior to such sale (x) by

personal delivery or by certified or registered mail to the then present owner of the portion of the Property to be sold at such owner's last known address as such owner and address appear on the records of the Beneficiary, (y) by personal delivery or by ordinary mail, to any subordinate lienholder who holds a note against the Property to be sold secured by a deed of trust recorded at least thirty days prior to the proposed sale and whose address is recorded with such lienholder's deed of trust, and (z) by personal delivery or by ordinary mail, to any assignee of such subordinate lienholder provided the assignment and address of such assignee are likewise recorded at least thirty days prior to the proposed sale.

(u) Obligations - Any and all of the covenants, warranties, representations, agreements, promises and other obligations (other than the Indebtedness) made or owing by the Grantor or others to the Beneficiary pursuant to or as otherwise set forth in the Loan Documents.

(v) Personalty - All of the right, title, interest, estate, claim or demand of the Grantor in and to any personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, which is used in the construction of, or is placed upon or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Improvements, including, without limitation, any furniture, furnishings, equipment, machinery, fixtures that are determined to constitute personal property, annual crops planted or cultivated by the Grantor or those claiming under the Grantor, and any timber or minerals.

(w) Property - The Land, the Improvements, the Fixtures and the Personalty, together with:

(i) all rights, privileges, allowances, tenements, reservations, hereditaments, improvements, rights-of-way, easements, accessions, appendages and appurtenances of the Land and the Improvements belonging or in any way appertaining thereto, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Grantor; and all right, title and interest of the Grantor in and to any streets, ways, sidewalks, alleys, vaults, strips or gores of land adjoining the Land or any portion thereof; and any and all rights and estates in reversion or remainder;

(ii) all of the Grantor's right, title and interest in and to any award or awards heretofore made or hereafter to be made by any federal, state, county or municipal authorities or boards to the present or any subsequent owners of the Land, the Improvements, the Fixtures or the Personalty, including any award or awards or settlements hereafter made resulting from condemnation proceedings or the taking of the Land, the Improvements, the Fixtures, the Personalty or any part thereof, under the power of eminent domain;

(iii) all of the Grantor's right, title, interest, estate, claim or demand, either at law or in equity, in and to the Land, the Improvements, the Fixtures and the Personalty;

(iv) all of the Grantor's right, title, interest, estate, claim or demand, either at law or in equity, in and to all architectural, engineering and similar plans, specifications, drawings, renderings, profiles, studies, shop drawings, reports, plats, permits, surveys and the like; all contracts and subcontracts for the construction or repair of the Improvements; and all sewer taps, permits and allocations, agreements for utilities, development rights, bonds, sureties and the like, relating to the Land, the Improvements or appurtenant facilities erected or to be erected upon or about the Land;

(v) all proceeds of the conversion, voluntary or involuntary, of any of the Property into cash or liquidated claims, including, without limitation, the proceeds of insurance, refunds of fees or deposits paid to any governmental authority and proceeds of letters of credit;

(vi) all leases of the Land and the Improvements now or hereafter entered into by the Grantor and all right, title and interest of the Grantor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including, again without limitation, the right to receive and collect directly the rents thereunder;

(vii) all rights, powers, options and privileges (but not the burdens or obligations) in and to all contracts and other agreements for the sale of the Land or the Improvements now or hereafter entered into by the Grantor and all right, title and interest of the Grantor thereunder, including, without limitation, cash and other securities deposited thereunder to secure performance by the contract purchasers of their obligations thereunder, and including, again without limitation, the right to receive and collect the proceeds thereof; and

(viii) all earnings, revenues, rents, issues, profits, avails and other income of and from the Land or the Improvements, and all undisbursed proceeds of the loan secured by this Deed of Trust; as the same may from time to time be amended, modified or supplemented.

(x) Title Company. Any title company approved by the Beneficiary that provides mortgagee insurance covering the lien of this Deed of Trust in favor of the Beneficiary.

(y) Trustee - Collectively, the party or parties hereinabove designated as such, and its or their respective successors and substitutes, any one of whom may act alone.

ARTICLE II - GRANT

2.0 Granting Clause. IN ORDER TO SECURE THE PROMPT PAYMENT OF THE INDEBTEDNESS AND THE PERFORMANCE OF THE OBLIGATIONS, AND IN CONSIDERATION OF THE PREMISES AND OF THE SUM OF TEN and NO/100 DOLLARS ($10.00) LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED BY THE GRANTOR, THE GRANTOR DOES HEREBY GRANT, GIVE, BARGAIN, SELL, ASSIGN, CONVEY, RELEASE, WARRANT, MORTGAGE, TRANSFER, HYPOTHECATE, PLEDGE, SET OVER AND CONFIRM UNTO THE TRUSTEE, ITS SUCCESSORS, SUBSTITUTES AND ASSIGNS, THE PROPERTY AND WITH GENERAL WARRANTY; TO HAVE AND TO HOLD THE PROPERTY, IN FEE SIMPLE FOREVER, UNTO THE TRUSTEE, ITS SUCCESSORS, SUBSTITUTES AND ASSIGNS, IN TRUST FOR THE BENEFIT OF THE BENEFICIARY SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THIS DEED OF TRUST.

2.1 After-Acquired Property. All right, title and interest of the Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions, accessions and appurtenances to the Property, hereafter acquired by, or released to, the Grantor or constructed, assembled or placed by the Grantor on the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembly, placement or conversion, as the case may be, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Grantor and specifically described in the granting clause hereof; but at any and all times the Grantor will execute and deliver to the Trustee any and all such further assurances.

2.2 Possession. Until a Default, the Beneficiary shall permit the Grantor to possess and enjoy the Property, and the Grantor shall have a license to receive the rents, issues and profits thereof.

2.3 Condition of Grant. The lien of this Deed of Trust is subject to release, in whole or in part, upon payment of the applicable Release Price and upon such other terms and conditions as are set forth in Article X hereof.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Grantor hereby represents and warrants to the Beneficiary that:

3.0 Organization, Power, etc. The Grantor is duly organized and has all requisite power and authority to execute and deliver this Deed of Trust and the other Loan Documents and to enter into the transactions contemplated hereby and thereby.

3.1 Validity of this Deed of Trust. This Deed of Trust is within the legal powers of the Grantor, has been properly authorized by all requisite corporate or partnership action if the Grantor is a corporation or partnership, does not violate any law or any other agreement to which the Grantor is a party or to which the Property is subject, and constitutes the legal, valid and binding obligation of the Grantor enforceable with its terms.

3.2 Title to the Property. The Grantor warrants generally the title to the Property. The Grantor has good and marketable title to the Property free and clear of any liens, charges, and encumbrances other than those that have been disclosed in writing to and approved by the Beneficiary. The Grantor will preserve such title, and will forever warrant and defend the same to the Trustee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

3.3 Taxes. The Grantor has filed all federal, state, county and municipal income and other tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it, and Grantor does not know of any basis for any additional assessment with respect to such taxes.

3.4 Litigation. There is not now pending against or affecting the Grantor or the Property, nor, to the knowledge of the Grantor, is there threatened, any action, investigation, suit or proceeding by or before any administrative agency which if adversely determined would materially impair or affect the Grantor's financial condition or the operation of the Property.

3.5 Zoning. The current and proposed use of the Property complies with all applicable zoning statutes, laws and ordinances, all other land use regulations and all restrictive covenants relating to the Property.

ARTICLE IV - AFFIRMATIVE COVENANTS

Until the payment in full of the Indebtedness, the Grantor hereby covenants and agrees as follows:

4.0 Existence. The Grantor will do any and all things necessary to legally preserve and keep in full force and effect its existence, franchises, rights, privileges and trade names.

4.1 Payment of Indebtedness. Grantor covenants that it will promptly pay and discharge the Indebtedness in strict accordance with the terms and conditions of the Note and the Loan Documents, all in U.S. currency.

4.2 Compliance with Laws. The Grantor, at its expense, will promptly, fully and faithfully comply with, conform to and obey all present and future applicable federal, state and local statutes, laws, ordinances, rules, regulations, requirements, determinations, judgments, decrees and orders of any governmental authority, governmental agency (including, without limitation, any Board of Fire Underwriters) or court having or claiming jurisdiction over the Grantor or the Property or any part thereof.

4.3 Payment of Impositions. The Grantor will pay and discharge, or cause to be paid and discharged, not later than the earlier of the due date thereof or the date any fine, penalty, interest or cost may be added thereto or imposed by or pursuant to law for the non-payment thereof or, at the direction of the Beneficiary, the date that the same become liens whether or not then due and payable, any Impositions upon or assessed against the Property or upon the revenues, rents, issues, income or profits arising from the Property, this Deed of Trust or the Indebtedness (even if due by the Beneficiary); provided, however, that if no Default hereunder has occurred which remains uncured, and in the event that, by law, any such Imposition may, at the option of the Grantor or other person obligated to pay the same, be paid in installments (whether or not interest shall accrue on the unpaid balance), then the Grantor may exercise the option to pay the same in installments. The Grantor will, upon the request of the Beneficiary, deliver to the Beneficiary from time to time receipts evidencing the payment of all such Impositions.

4.4 Other Payments. The Grantor will timely pay and discharge all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, may result in or permit the creation of a lien on the Property or on the revenues, rents, issues, income or profits of the Property, and the Grantor will do or cause to be done everything necessary so that the lien hereof shall be fully preserved without cost or expense to the Beneficiary.

4.5 Contest of Tax Assessments. The Grantor, at its own cost and expense and after prior written notice to the Beneficiary, shall have the right to contest the payment, discharge or validity of any obligation described in this Agreement by appropriate legal proceedings promptly initiated and conducted diligently and in good faith, (a) so long as such legal proceedings operate to suspend the collection of such obligation and any loss, sale or forfeiture of the Property, and (b) provided that during the period such proceedings are pending the Grantor shall furnish such security as may be required in the proceedings or required by the Beneficiary to assure such payment, together with any additional charge, penalty or expense arising from or incurred as a result of any such proceeding.

4.6 Repairs and Waste. The Grantor will at all times keep and maintain the Property in good order, condition and repair and will promptly make all repairs, renewals, replacements, additions and improvements as may be necessary or desirable to accomplish the purposes of this Section. The Grantor shall not remove, demolish or substantially alter any of the Improvements without the prior written consent of the Beneficiary nor shall the Grantor remove or permit the removal of any of the Personalty without the prior written consent of the Beneficiary, except in cases where replacements are immediately made with property of value at least equal to the value of the Personalty removed, free of any and all superior liens or claims of title. The Grantor will not commit any waste upon the Property or make or permit any change in the use of the Property which will in any way increase any fire or other hazard arising out of the operation thereof.

4.7 Insurance. The Grantor shall deliver to the Beneficiary the original policy or policies of insurance, a certified true copy thereof, the declaration page, the ACORD Evidence of Insurance or a binder for all insurance required by this section, together with evidence that such policy or policies will be effective for at least one year after issuance. The description of each Lot should be clearly stated or indicated by street address, if possible, in such evidence of insurance. All policies of insurance shall be written with a company or companies licensed to do business in the Applicable Jurisdiction and with a company or companies satisfactory to the Beneficiary. Each policy of insurance shall provide that such policy may not be surrendered, cancelled or substantially modified, including, without limitation, cancellation for non-payment of premiums, without at least thirty (30) days prior written notice to all parties named as insured therein, including the Beneficiary.

At no cost to the Beneficiary, the Grantor shall provide and maintain:

(a) Builder's Risk Insurance. In cases where Loan proceeds will be used to finance the construction of Improvements, "Builder's Risk" insurance (non reporting form) of the type customarily carried in the case of similar construction for the full replacement cost of work in place and material stored at or upon the Property, comprehensive broad form "all risk" casualty insurance and insurance for other risks of a similar or dissimilar nature, in such forms and amounts as the Beneficiary may require. Each such policy shall include a "guaranteed replacement cost" clause, which eliminates any deduction for depreciation, and an "agreed amount" clause, which removes the coinsurance provision. Such insurance policy shall name the Beneficiary as mortgagee and loss payee.

(b) Fire/Hazard Insurance with Extended Coverage. Insurance against any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property, under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism and malicious mischief. Unless otherwise agreed in writing by the Beneficiary, such insurance shall be for the full insurable value of the Property. The term "full insurable value" means the actual replacement cost of the Property (excluding foundation and excavation costs and costs of underground, flues, pipes, drains and other uninsurable items). The deductible amount under such policy or policies shall not exceed $1,000. Each policy shall include a "guaranteed replacement cost" clause, which

eliminates any deduction for depreciation, and an "agreed amount" clause, which removes the coinsurance provision. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this section by reason of coinsurance provisions or otherwise. The "full insurable value" shall be determined from time to time at the request of the Beneficiary by an appraiser or appraisal company or one of the insurers, who shall be selected and paid for by the Grantor but subject to the Beneficiary's approval. Such insurance policy shall name Beneficiary as mortgagee and loss payee.

(c) Liability Insurance. In all cases, comprehensive general public liability and indemnity insurance in such forms and in such amounts as the Beneficiary may require, but in any event not less than the Liability Insurance Amounts. Such insurance policy shall name the Beneficiary as an additional insured.

(d) Worker's Compensation Insurance. Worker's Compensation Insurance for all employees (if any) of the Grantor in accordance with the applicable requirements of law.

(e) Flood Insurance. If required by applicable law or regulation or by the Beneficiary, an original policy or policies of flood insurance in an amount equivalent to maximum limit of coverage available under the National Flood Insurance Program, from a company or companies satisfactory to the Beneficiary. Such insurance policy shall name Beneficiary as mortgagee and loss payee.

4.8 Other Insurance. The Grantor shall not apply for or take out separate insurance concurrent or substantially concurrent in form or contributing in the event of loss with that required to be maintained under this Deed of Trust, unless the Beneficiary is designated thereon as a named insured and unless losses thereunder shall be payable to the Beneficiary pursuant to standard, non-contributing, non-reporting mortgagee's clauses.

4.9 Casualty. In the event of the happening of any casualty (including, without limitation, any casualty for which insurance was not obtained or obtainable) resulting in damage to any part of the Property the Grantor shall give prompt written notice of the time, nature and extent thereof to the Beneficiary, including an estimate of the amount of any casualty which will be covered by insurance. Any funds received as payment for any loss under any such insurance shall be paid over to the Beneficiary and shall be applied, in the sole discretion of the Beneficiary, either (a) to the prepayment of the Indebtedness, or (b) to the reimbursement of the Grantor for expenses actually incurred by the Grantor in the restoration, repair or replacement of the Property that was damaged or destroyed, if in the opinion of the Beneficiary such restoration, repair or replacement is capable of completion prior to the maturity date of the Loan. Whether or not (i) the proceeds of insurance, if any, are sufficient to cover the cost of doing so, and (ii) the Beneficiary agrees to permit the application of any insurance proceeds for such purposes, the Grantor shall promptly commence and diligently continue to restore, repair and replace the Property as nearly as possible to its condition immediately prior to such casualty.

4.10 Performance of Obligations and Other Agreements. The Grantor covenants that it will promptly perform, observe and discharge all of the Obligations in strict accordance with the terms and conditions of the Note and the Loan Documents. In addition, the Grantor will timely comply with and otherwise abide by and perform, all of the terms, agreements, obligations, covenants, restrictions and warranties binding upon the Grantor under any contract of sale, lease, easement, right-of-way, covenant or other agreement with respect to the Property or any part thereof including, without limitation, the Loan Documents.

4.11 Further Assurances. The Grantor, at its sole cost and expense, shall perform such further acts and shall make, execute, acknowledge and deliver all such documents as the Trustee or the Beneficiary shall require, in order to further assure the Trustee and the Beneficiary that the Grantor is complying with the terms of this Deed of Trust and that the liens and security interest granted by this Deed of Trust are perfected and preserved.

4.12 Recordation. The Grantor will pay all applicable (i) filing, registration and recording fees and other expenses and (ii) federal, state, county and municipal transfer taxes, recordation taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the Note and the filing and recordation of this Deed of Trust and all of the other Loan Documents.

4.13 Advance by Beneficiary. In the event (i) the Grantor fails to perform any of the covenants contained in this Deed of Trust or in any of the other Loan Documents or (ii) the Beneficiary determines pursuant to the provisions of this Deed of Trust or any of the other Loan Documents that other advances are necessary, then the Beneficiary, with or without notice to the Grantor, may make advances to perform such covenants and all sums so advanced shall be a lien upon the Property and shall be secured hereby. The Grantor will repay on demand all sums so advanced on its behalf with interest at the default rate of interest set forth in the Note. Any advance made by the Beneficiary pursuant to this Section shall not be construed to cure any default by the Grantor in the performance of the covenants contained in this Deed of Trust or any of the other Loan Documents.

4.14 Deposits for Taxes and Related Matters. The Beneficiary, at its option to be exercised by thirty (30) days prior notice in writing to the Grantor, may require the Grantor to deposit with the Beneficiary at the time of each payment under the Note, an additional amount determined by Beneficiary to be sufficient to accumulate no later than thirty (30) days prior to the due date thereof the sum required to discharge the Impositions.

Any amounts deposited with the Beneficiary pursuant to the provisions of this Section are hereby pledged as additional security for the payment of the Indebtedness. Any amounts deposited with the Beneficiary pursuant to the provisions of this Section shall not be, nor be deemed to be, trust funds, nor shall they operate to curtail or reduce the Indebtedness, and all such amounts may be commingled with the general funds of the Beneficiary. Such amounts shall be held by the Beneficiary without interest and applied to the payment of the applicable Impositions or, at the option of the Beneficiary, to the payment of such other Impositions in such order or priority as the Beneficiary shall determine, on or before the respective dates on which the same or any of them become delinquent. If one month prior to the due date of any of the aforementioned Impositions the amount then on deposit therefore shall not be sufficient for the payment in full of such amounts, the Grantor, within ten (10) days after demand, shall deposit the amount of the deficiency with the Beneficiary.

The Beneficiary shall not be liable for any failure to apply to the payment of the Impositions any amounts deposited with it pursuant to the provisions of this Section unless the Grantor, while no Default exists hereunder, shall have requested the Beneficiary in writing to make application of such deposits to the payment of particular Impositions and such request is accompanied by the bills therefore.

4.15 Inspection. The Grantor, at its expense, shall permit the Beneficiary, any governmental authority, and any third party designated by the Beneficiary and all of their agents and representatives, to enter upon the Property for the purpose of inspecting the Property, and upon request, shall furnish to the Beneficiary whatever they may consider necessary or useful in connection with the performance of such inspection including without limitation, licenses, permits, certificates of governmental authorities and books and records pertaining to the Property.

4.16 Indemnity - Hold Harmless. The Grantor shall forever indemnify and hold the Beneficiary and the Trustee harmless from all costs and expenses, including, without limitation, attorneys' fees, and costs of a title search and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative agency in or to which the Beneficiary or the Trustee may be or become a party by reason of this Deed of Trust, including, without limitation, condemnation, bankruptcy and administrative proceedings, wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Deed of Trust. All money paid or expended by Beneficiary or Trustee in that regard, together with interest thereon from the day of such payment at the default rate of interest set forth in the Note, shall constitute a portion of the Indebtedness and shall be immediately due and payable by the Grantor to the Beneficiary.

ARTICLE V - NEGATIVE COVENANTS

Until the payment in full of the Indebtedness and performance of all Obligations secured hereby, the Grantor covenants and agrees as follows:

5.0 Use Violations. The Grantor will not use or occupy, or allow to be used or occupied, the Property for an unlawful purpose or in violation of any certificate of occupancy, permit, certificate, ordinance or regulation, or any covenant, restriction or reservation affecting the use or occupancy thereof, nor will the Grantor suffer any act to be done or any condition to exist on the Property which may be dangerous, unless safeguarded as required by law, or which may, in fact or in law, constitute a nuisance, public or private, or which may make void or voidable any insurance with respect thereto. Without the prior written consent of the Beneficiary, the Grantor shall not initiate, join in or consent to any change in any restrictive covenant, easement, or other public or private restriction, zoning, land use, environmental or other law or ordinance applicable to the Property or restrictive covenant, easement, or other public or private restriction limiting or defining the uses which may be made of the Property.

5.1 Impairment of Security. The Grantor will take no action that may in any manner impair the value of the Property or the validity and priority of the lien of this Deed of Trust.

5.2 Other Liens - Transfers. The Grantor will not, without the prior consent of the Beneficiary, maintain, create or permit to be created, any mortgage, pledge, lien, lease, encumbrance or charge, or security interest, or conditional sale or other title retention agreement, whether prior or subordinate to the lien of this Deed of Trust and the assignment of rents and leases contained herein, except as provided for in or specifically permitted under the Loan Documents. Grantor will not, without the prior written consent of the Beneficiary, make, create or consent to any conveyance, sale, assignment or transfer of the Property or any part thereof.

5.3 Conditional Sales. Without the prior consent of the Beneficiary, the Grantor will not incorporate in the Improvements any property acquired under a conditional sales contract, or lease, or as to which the vendor retains title or a security interest.

5.4 Condominium. No portion of the Property shall be subjected to a condominium regime without the prior consent of the Beneficiary.

5.5 Occupancy. No portion of the Property shall be occupied by any person as a residence without the prior written consent of the Beneficiary.

ARTICLE VI - DEFAULT

The occurrence or happening of any one or more of the following events shall constitute a default (individually, a "Default" and collectively, the "Defaults") under the terms of the Note, the Deed of Trust and each of the other Loan Documents:

6.0 Default Under This Deed of Trust. Any failure by the Grantor to perform any of the Obligations in accordance with the terms hereof.

6.1 Change in Zoning or Public Restriction. Any change in, enactment, adoption, implementation or invalidation of, any zoning ordinance or regulation, any other public restriction, or any permit, approval or consent, if as a result of any such event the use that may be made of any portion of the Property is restricted such that the present or intended use of any of the Property would be in violation of applicable permits or law.

6.2 Cross-Defaults. The occurrence of any event constituting a Default or event of default under (a) any of the other Loan Documents, or (b) any other mortgage, deed of trust or security agreement covering all or any portion of the Property, whether or not such lien document secures the Beneficiary; or (c) any other loan or credit facility from the Beneficiary to the Grantor, any Guarantor and/or any of their partners or shareholders, or any loan or credit facility from the Beneficiary to any other borrower and guaranteed by any of them.

6.3 Transfers. Except to the extent specifically permitted under the Loan Documents, (a) any conveyance, pledge, sale, assignment, transfer or further encumbrance, without the prior consent of the Beneficiary, of the beneficial, equitable or legal title to or any interest in (i) the Property, or (ii) any stock,

partnership interest or any other interest in the Grantor that results in a change in the controlling interest of the Grantor, (b) any change in the management of the Grantor which in the sole judgment of the Beneficiary would materially and adversely affect the ability of the Grantor to pay the Indebtedness and perform the Obligations in accordance with the Loan Documents; (c) any sale or other transfer of all or substantially all of the Grantor's assets except in the ordinary course of business; (d) if the Grantor is a corporation, partnership or other business entity, (i) the institution of any proceeding to dissolve or liquidate the Grantor, (ii) any change in the form of business entity through which the Grantor conducts its business, or (iii) any merger or consolidation involving substantially all of the assets of the Grantor, or (e) if the Grantor is an individual, the death or incompetency of the Grantor.

6.4 Condition of Property. (a) Any abandonment of any portion of the Property by the Grantor; or (b) the occurrence of any substantial damage to the Property, as determined by the Beneficiary in its sole discretion, if either (i) such damage is not fully covered by insurance and the Grantor fails to either (A) deposit the amount of any deficiency with the Beneficiary, (B) otherwise satisfy the Beneficiary of its ability to pay for any restoration permitted by the Beneficiary, or (C) repay the portion of the Indebtedness that was used to finance the damaged Improvements, or (ii) any damage to the Property that cannot be restored prior to the maturity date of the Loan.

ARTICLE VII - FORECLOSURE AND OTHER REMEDIES

7.0 Remedies. If a Default shall occur, and any applicable cure periods, if any, have expired, then the Trustee or the Beneficiary may, at the option of the Beneficiary, exercise any remedy set forth in any of the other Loan Documents and/or any or all of the following remedies:

(a) Acceleration. The Beneficiary may declare the entire Indebtedness, including the amounts of any letters of credit issued by the Beneficiary for the account of or at the request of the Grantor (whether or not any such letters of credit have been drawn), to be immediately due and payable, without notice to the Grantor. The Grantor hereby waives demand, presentment, protest, notice of protest and notice of dishonor.

(b) Entry and Operation of Property. Upon the occurrence of a Default, the Beneficiary may, by itself, its agents or attorneys, enter into and upon the Property, and may exclude the Grantor and its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Property and conduct the business thereof, either personally or by its agents and designees; and upon every such entry, the Beneficiary, at Grantor's expense, from time to time, may maintain, repair and restore the Property, may make such changes, renewals, replacements and additions to the Improvements as it may deem desirable and may insure the same; and the Beneficiary shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Property, all of which shall for all purposes constitute the property of the Grantor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments, improvements and amounts necessary to pay for taxes, assessments, insurance and other proper charges upon the Property, as well as just and reasonable compensation for the services of all attorneys, agents, and other employees of the Beneficiary, the Beneficiary shall apply the moneys arising as aforesaid to the payment of the Indebtedness. The Beneficiary and the Trustee shall not be liable for or by reason of any entry, taking of possession, removal, holding, operating or managing of the Property, the Grantor hereby constitutes the Beneficiary and the Trustee, or any one of them, with full power of substitution, as the true and lawful attorneys-in-fact of the Grantor to do any and all actions permitted by this Section.

(c) Foreclosure and Sale. Upon the occurrence of any Default, the Trustee, personally or by its agents or attorneys, may sell the Property, or any part or parts thereof, and all estate, right, title, interest, claim and demand therein, at public auction at such time and place and upon such terms and conditions as the Trustee may deem appropriate or as may be required or permitted by applicable law or rule of court, having first given Notice of Foreclosure.

(d) Other Remedies. Upon the occurrence of any Default, the Trustee and the Beneficiary may take such other steps to protect and enforce their respective rights, whether by action, suit or

proceeding in equity or at law, or for the enforcement of any other appropriate legal or equitable remedy, or otherwise, as the Trustee or the Beneficiary may elect.

7.1 Assent to the Passing of a Decree - Power of Sale. If a Default shall occur, then upon the happening of any and every such Default:

(a) the Grantor, in accordance with applicable law and rules of court, does hereby assent to the passing and entry of a decree for the sale of the Property or enforcing or otherwise relating to any of the remedies set forth in the Loan Documents by any court of competent jurisdiction; and

(b) the Trustee shall have the power, and is hereby authorized, to sell the Property and, in the event of a default by any purchaser at any such sale, to resell the Property all at the cost and expense of the Grantor.

7.2 Other Security. The Beneficiary may resort to any other security held by the Beneficiary for the payment of the Indebtedness or the performance of the Obligations in such order and manner as the Beneficiary may elect and no such action by the Beneficiary shall operate to modify or terminate any of the rights, powers or remedies contained in the Loan Documents.

7.3 Adjournment of Sale. The Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales.

7.4 Conveyance by Trustee. Upon the completion of any sale or sales made by the Trustee under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Trustee or an officer of the court empowered to do so, shall execute and deliver to the purchaser or purchasers a good and sufficient instrument or instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Trustee is hereby appointed the true and lawful attorney-in-fact of the Grantor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose the Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one for more persons with like power, the Grantor hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Grantor, if so requested by the Trustee or the Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Trustee or the Beneficiary, for that purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Grantor.

7.5 Acceleration Upon Sale. In the event of any sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the entire Indebtedness, if not previously due and payable, shall immediately become due and payable in full.

7.6 Purchase by Beneficiary. In the event of any sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Beneficiary shall be competent to bid for and acquire the Property or any part thereof, and shall not thereby forfeit its rights to collect any deficiency from the Grantor.

7.7 Separate Sales. In the event of any sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Trustee may sell the Property or any part thereof in one parcel as an entirety or in such parcels and in such manner or order as the Trustee, in the sole exercise of its discretion, may elect.

7.8 Rescission of Election to Accelerate. In the event the Beneficiary shall elect to accelerate the maturity of the Indebtedness pursuant to the provisions of this Deed of Trust, such election may be rescinded by written acknowledgment to that effect by the Beneficiary; provided, however, that the acceptance of a partial payment on account of the Indebtedness shall not alone affect or rescind such election.

7.9 Waivers and Agreements Regarding Remedies. To the full extent the Grantor may do so, the Grantor hereby:

(a) agrees that it will not at any time plead, claim or take advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension, moratorium and notice of election to accelerate the Indebtedness;

(b) waives all rights to a marshalling of the assets of the Grantor, including without limitation, the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of the Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of the Beneficiary to the payment of the Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a claim which could be tried in an action for money damages, such claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action;

(d) waives and relinquishes any and all rights and remedies which the Grantor may have or be able to assert by reason of the provisions of any law pertaining to the rights and remedies of sureties; and

(e) waives the defense of laches and any applicable statutes of limitation.

7.10 Recovery of Judgment. Upon the occurrence of any Default, the Beneficiary shall be empowered to institute such actions or proceedings at law or in equity as it may consider advisable for the collection of the entire Indebtedness, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Grantor in any manner provided by law. The Beneficiary shall be entitled to recover judgment as aforesaid, either before, after or during the pendency of any proceeding for the enforcement of any remedy provided for in the Note or the Loan Documents and the right of the Beneficiary to recover judgment as aforesaid shall not be affected by any sale hereunder, or by the passage or entry of a decree for the sale of the Property or any part thereof, or by the enforcement of the provisions of the Note and the other Loan Documents or the foreclosure of the lien hereof. In the event of a sale of the Property, and of the application of the proceeds of sale to the payment of the Indebtedness, the Beneficiary shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Indebtedness and shall be entitled to recover judgment for any portion of the Indebtedness remaining unpaid, with interest as provided in the Note. In case of proceedings against the Grantor in

insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then the Beneficiary shall be entitled to prove the whole amount due on account of the Indebtedness, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Property; provided, however, that in no case shall the Beneficiary receive a greater amount than the total amount due on account of the Indebtedness from the aggregate amount of the proceeds from the sale of the Property and the distribution from the estate of the Grantor.

No recovery of any judgment upon the Property or upon any other property of the Grantor shall affect or impair, in any manner or to any extent, the lien of this Deed of Trust or the rights, powers or remedies of the Trustee or the Beneficiary hereunder.

7.11 Appointment of Receiver. Upon the occurrence of any Default, or immediately upon the commencement of any action, suit or other legal proceeding by the Beneficiary to obtain judgment for the amount due on account of the Indebtedness or otherwise in aid of the enforcement of any rights, powers or remedies contained in the Note or in any of the other Loan Documents, the Beneficiary shall be entitled, without notice to or consent from the Grantor, and pursuant to an ex parte proceeding, to the appointment of a receiver or receivers of the Property or any portion thereof and of all of the earnings, revenues, rents, issues, profits and income thereof, and to the proceeds of any sale thereof or contract of sale therefore; provided, however, that notwithstanding the appointment of any receiver as aforesaid, the Beneficiary shall be entitled to retain possession and control of the Property. Such receiver shall have all of the powers and authority permitted by applicable law.

7.12 Discontinuance of Proceedings. In the event the Trustee or the Beneficiary shall commence any proceeding to enforce any right, power or remedy under the Loan Documents and such proceedings shall be discontinued or abandoned for any reason, then the parties shall be restored to their former positions and the rights, powers and remedies of the Trustee and the Beneficiary shall continue as if no such proceeding had been commenced.

7.13 No Conditions Precedent to Exercise of Remedies. The Grantor shall not be relieved of any obligation by reason of the failure of Beneficiary to comply with any request of the Grantor or of any other person to take action to foreclose on this Deed of Trust or otherwise to enforce any provisions of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property, or by reason of any agreement or stipulation between any subsequent owner of the Property and Beneficiary extending the time of payment or modifying the terms of the Loan Documents without first having obtained the consent of the Grantor; and, in the latter event, the Grantor shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

7.14 Remedies Cumulative and Concurrent. No remedy herein conferred upon or reserved to the Trustee or the Beneficiary is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by this Deed of Trust to the Trustee or the Beneficiary shall be concurrent and may be pursued separately, successively or together against the Grantor, any Guarantor or the Property or any part thereof, or any one or more of them; and every right, power and remedy given by this Deed of Trust to the Trustee or the Beneficiary may be exercised from time to time and as often as may be deemed expedient by the Trustee or the Beneficiary.

7.15 Strict Performance. No delay or omission of the Trustee or the Beneficiary to exercise any right, power or remedy accruing upon the happening of any Default shall impair any such right, power or remedy or be construed to be a waiver of any such Default or any acquiescence therein. The acceptances by the Beneficiary of any partial payment on account of the Indebtedness shall not constitute a waiver of any such Default.

7.16 Application of Proceeds. Subject to the provisions of applicable law, the proceeds of any sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, together with any other

sum which may then be held by the Trustee or the Beneficiary pursuant to this Deed of Trust, whether under the provisions of this Article or otherwise, shall be applied as follows:

(a) First, to the payment of all costs and expenses of such sale and any judicial or other proceeding in connection with such sale, including, without limitation, attorneys' fees, court costs, advertising costs, auctioneers' fees, cost of title rundowns and lien searches, inspection fees, appraisal costs, environmental assessment and/or clean-up costs, and travel expenses; and to the payment of the commission to the Trustee in accordance with the provisions of this Deed of Trust; and to the payment of all taxes and assessments due upon the Property at the time of such sale, except any taxes or assessments subject to which the Property shall have been sold.

(b) Second, to the payment of the Indebtedness, with interest included to the date of the final ratification of the auditor's account.

(c) Third, to the payment of any other sums required to be paid by the Grantor pursuant to any provision of the Note or the other Loan Documents, including, without limitation, all expenses, liabilities and advances made or incurred by the Beneficiary under the Note, this Deed of Trust or any other Loan Document, or in connection with the enforcement thereof, together with interest on all such advances.

(d) Lastly, to the payment of the surplus, if any, to the Grantor or to whomsoever may be lawfully entitled to receive the same (including any junior lienholder or judgment creditor) upon the delivery and surrender of the Property sold and conveyed and upon the delivery of all records, books, leases, contracts, security deposits, agreements and other materials relating to the Property or the operation thereof to the Trustee or the purchaser.

7.17 Application of Purchase Money. In the event of any sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the receipt of the Trustee of the payment to them of the purchase money shall be full and sufficient discharge of any purchaser of the Property and no such purchaser, after paying such purchase money and receiving such a receipt, shall be bound or liable to see to the application of such purchase money.

ARTICLE VIII - THE TRUSTEE

8.0 Acceptance - Standard of Conduct. The Trustee, by acceptance hereof, hereby covenants faithfully to perform and fulfill the trusts herein created; provided, however, that the Trustee shall be liable hereunder only for gross negligence, willful misconduct or bad faith. In any event, the Trustee shall be indemnified and forever held harmless by the Beneficiary for any action which the Trustee may take pursuant to and in reliance upon the written instructions of the Beneficiary.

8.1 Fees and Expenses. The Grantor shall pay all costs, fees and expenses of the Trustee, its agents and counsel incurred in connection with the performance of the Trustee's duties hereunder. Nothing contained in this Deed of Trust shall be construed to require the Trustee to make any advances of funds for the benefit of either the Grantor or the Beneficiary for any reason or purpose.

8.2 Commission on Sale. In the event of any sale made under or by virtue of the exercise of remedies provided for under this Deed of Trust, whether made under the power of sale therein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, the Trustee shall be entitled to retain as compensation a commission equal to five percent (5%) of the gross proceeds of such sale or the maximum amount allowed by the court having jurisdiction over the sale, whichever amount is less.

8.3 Commission on Advertisement. Immediately upon the first publication of an advertisement of any sale to be made under or by virtue of the exercise of remedies provided for under this Deed of Trust, whether to be made under the power of sale therein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, the Trustee shall be entitled to receive as compensation from the Grantor a commission equal to two and one-half percent (2-1/2%) of the total amount then due on account of the Indebtedness and, upon the first publication of any such advertisement, such commission

shall be considered earned by the Trustee, payable by the Grantor, and a part of the Indebtedness. The commissions provided for in this section and in the preceding section shall not be cumulative.

8.4 Resignation. The Trustee may resign at any time after thirty (30) days' notice in writing to the Grantor and the Beneficiary.

8.5 Acts of Trustee. In the event more than one person is designated as Trustee herein, then either or any of them may act without any other when the circumstances shall so require and the act of either or any of them shall be considered as the act of both or all.

8.6 Successor Trustee - Substitution. The Beneficiary may remove the Trustee at any time or from time to time, with or without reason or cause. In the event of the death, removal, resignation, refusal to act or inability to act of the Trustee, then in the sole discretion of the Beneficiary, without notice to any party, and without application to any court, a successor or substitute Trustee may be appointed by the Beneficiary by the filing for record in the office where this Deed of Trust is recorded of a Deed of Substitution of Trustee. Such power of appointment may be exercised whenever and as often as the Beneficiary may consider it advisable and the exercise of such power of appointment, no matter how frequently, shall not be considered a termination thereof. Upon the recordation of any such Deed of Substitution of Trustee, the successor or substitute Trustee so appointed shall thereupon, without further act or deed, become fully vested with the same title and estate in and to the Property as the Trustee, as aforesaid, and have all of the rights, powers, trusts, duties and authority of the Trustee. Whenever in the Note or the other Loan Documents reference is made to the Trustee, such reference shall be held and construed to mean the Trustee for the time being, whether original, successor or substitute.

8.7 Liability of the Trustee. The Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Loan Documents or the description, value or status of title to the Property. The Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other document believed by it to be genuine and to have been signed by the party or parties purporting to sign the same. The Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which the Trustee may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability hereunder except for willful misconduct, gross negligence or bad faith. The powers and duties of the Trustee hereunder may be exercised through such attorneys or agents as they may appoint, and the Trustee shall have no liability or responsibility for any act, failure to act, negligence or willful conduct of such attorney or agent so long as they were selected with reasonable care. In addition, the Trustee may consult with legal counsel selected by it and the Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. The Trustee may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although the Trustee has been, may now be or may hereafter be, attorneys, officers, agents or employees of the Beneficiary, in respect of any matter of business whatsoever. The Trustee, however, shall have no obligation to sell all or any part of the Property following a Default or to take any other action authorized to be taken by it hereunder except upon the instruction of the Beneficiary. The duties and obligations of the Trustee to the Grantor and to all other persons and entities shall be determined solely by the express provisions of this Deed of Trust and no implied covenant shall exist.

ARTICLE IX - EMINENT DOMAIN - CONDEMNATION

9.0 Notice. The Grantor shall give the Trustee and the Beneficiary prompt written notice of the actual or threatened commencement of any proceedings under the power of condemnation or eminent domain affecting all or any part of the Property, and the Grantor will deliver to the Trustee and the Beneficiary true and complete copies of any and all documents and papers served upon the Grantor in connection with any such proceedings promptly following receipt thereof by the Grantor.

9.1 Assignment of Condemnation Awards. The Grantor hereby irrevocably assigns, transfers and sets over unto the Beneficiary all right, title, interest and estate of the Grantor in and to any and all award or payment made with respect to any proceeding under the power of condemnation or eminent domain relating to the Property and initiated subsequent to the recordation of this Deed of Trust.

9.2 Prosecution - Diligence. The Grantor covenants and agrees to initiate its claim or claims for any such award or payment promptly, to prosecute the same diligently and in good faith and to cause the same to be collected and paid over to the Beneficiary, and the Grantor hereby irrevocably authorizes the Beneficiary, in the name of the Grantor or otherwise, to collect and receive any such award or payment and, in the event the Grantor fails to act or in the event any Default has occurred which has not been cured, to initiate and prosecute such claim or claims.

9.3 Application of Proceeds. All proceeds received by or for the account of the Beneficiary as a result of, or by agreement in anticipation or in lieu of, any exercise of the power of condemnation or eminent domain with respect to the Property, shall be applied by the Beneficiary in the following order of priority: (a) to reimburse the Beneficiary for all costs and expenses actually incurred by the Beneficiary in connection with the collection of such award or payment, including without limitation, attorneys' fees and appraisal fees; (b) to the prepayment of the amount then due on account of the Indebtedness, without premium or penalty; and (c) to the Grantor. In the event, however, that in the opinion of the Beneficiary such taking will not materially affect the value of the Property, then the Beneficiary, in its sole discretion, may disburse the entire proceeds of the taking to the Grantor; provided, however, that the Beneficiary shall then have the right to specify the manner in which such proceeds shall be disbursed to the Grantor and the purpose for which they may be used by the Grantor; and, provided further, that the payment of the proceeds to the Grantor shall not affect the lien hereof or reduce the amount of the Indebtedness.

ARTICLE X - RELEASE

10.0 Release of Lien. The lien of this Deed of Trust and the other Loan Documents shall be released at the expense of the Grantor upon payment in full of the Indebtedness and satisfaction and discharge of all the Obligations secured hereby.

ARTICLE XI - ASSIGNMENT OF PROCEEDS - CONTRACTS OF SALE

11.0 Assignment. In order to further secure the payment of the Indebtedness and the performance and discharge of the Obligations, the Grantor does hereby unconditionally and irrevocably grant, assign, transfer and set over unto the Beneficiary all of the right, title, interest and estate of the Grantor in and to any contracts for the sale of the whole or any part of the Property now or hereafter entered into, including, without limitation, (a) all of the proceeds thereof, (b) all Contracts, and (c) to the extent permitted by applicable law, any funds deposited under any contracts of sale to secure performance by the purchasers of their obligations thereunder.

In furtherance of the foregoing assignment, the Grantor irrevocably authorizes the Beneficiary, by its employees and agents, at its option, to collect, in the name of the Grantor or in its own name as assignee, the proceeds of any such contract. The Grantor further agrees that it will facilitate in every reasonable way the collection by the Beneficiary of such proceeds, and will, at the written request of the Beneficiary, execute a written notice and deliver the same to each purchaser directing the purchaser to pay the proceeds to the Beneficiary. In no event shall the Beneficiary be accountable for more moneys than it actually receives from the Property, nor shall the Beneficiary be liable for any failure to collect the proceeds of sale; and the right to determine the method of collection and the extent to which the enforcement of collection shall be prosecuted is reserved to the sole discretion of the Beneficiary.

11.1 Assignments to Third Parties. Grantor hereby covenants and warrants to the Beneficiary that, except as may be specifically permitted in the Loan Documents, it has executed no prior assignment or pledge of the proceeds of the sale of the Property, nor any prior assignment or pledge of its interest in any contract for the sale of the whole or any part of the Property. The Grantor will not, without the prior written consent of the Beneficiary, execute any assignment or pledge of the proceeds of the sale of the Property, nor any assignment or pledge of its interest in any contract for the sale of the whole or any part of the Property, whether prior or subordinate to the lien of the Loan Documents, other than the Loan Documents.

11.2 Contracts. Grantor shall furnish to the Beneficiary, within ten (10) days after a written request from the Beneficiary to do so, a written statement containing the names of all purchasers of any portion of the Property and the terms of their respective contracts.

11.3 Limitations. Nothing contained in this Article shall be construed as consent by the Beneficiary to any conveyance, sale, assignment or transfer of the Property or any part thereof.

ARTICLE XII - ENVIRONMENTAL CONCERNS

12.0 Presence of Hazardous Materials. Except as used in minimal amounts in the ordinary course of the Grantor's business, (a) the Property is free of any Hazardous Materials; and (b) there is no claim or inquiry threatened, instituted or completed concerning the presence or discharge of any Hazardous Materials on, in, under or about the Property, and the Grantor will promptly advise Beneficiary in writing as soon as Grantor has constructive or actual knowledge of any such claim or inquiry heretofore or hereafter occurring.

12.1 Removal and Indemnification. The Grantor will not place or allow to remain any Hazardous Materials, on, in, under or about the Property, except such materials as are incidental to the Grantor's normal course of business. The Grantor agrees to indemnify and hold harmless the Beneficiary its successors and assigns and their respective directors, officers, employees, agents, affiliates and the Trustees, from and against any and all claims, damages, losses, costs, fines, penalties, liabilities and expenses (including but not limited to attorneys' fees) arising in whole or in part from the presence of any Hazardous Materials, on, in under or about the Property at any time regardless of the cause and regardless of when asserted, imposed, or incurred. The foregoing provisions regarding Hazardous Materials shall be cumulative of all other obligations of the Grantor and all other rights and remedies of the Beneficiary, and the foregoing indemnities shall survive any modification of the Note, termination and/or expiration of the Loan, full payment and satisfaction of the Indebtedness and performance of the Obligations, any foreclosure (or transfer in lieu thereof), any debtor relief proceeding and the termination and release of the Loan Documents.

12.2 Compliance. Neither the construction of Improvements nor the operation of the Grantor's business on the Property nor any use of the Property by the Grantor or others will violate any Environmental Regulations.

12.3 Access Onto Property. Grantor hereby grants and conveys to the Beneficiary and its successors and assigns an easement to enter and the authority to authorize others to enter upon the Property for the purposes of conducting environmental investigations and audits (including taking physical samples) and such other action deemed necessary by the Beneficiary to insure compliance by the Grantor with all Environmental Regulations. The Grantor acknowledges that no adequate remedy at law exists for a violation of the easement granted herein and agrees that the Beneficiary is entitled to specific performance of its rights under this easement. The easement granted herein shall continue until this Deed of Trust is cancelled or released of record.

12.4 Environmental Assessments. The Grantor agrees, upon the reasonable request of the Beneficiary, at the Grantor's expense, to provide the Beneficiary from time to time, within a reasonable amount of time after such request, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to the Beneficiary, to assess with a reasonable degree of certainty the presence or absence of Hazardous Materials and the potential costs in connection with abatement, cleanup and removal of any Hazardous Materials found on, under, at or within the Property.

12.5 Notification. The Grantor will promptly advise the Beneficiary in writing as soon as the Grantor has constructive or actual knowledge of any claim or inquiry threatened, instituted or completed concerning the presence or discharge of any Hazardous Materials on, in, under or about the Property.

12.6 Advances by Beneficiary. If the Grantor shall fail to take any actions as required by this Article, the Beneficiary may make advances or payments towards performance or satisfaction of the same, but shall be under no obligation so to do; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including,

without limitation, attorneys' fees, fines, or other penalties, shall be at once repayable by the Grantor and shall bear interest at the default rate set forth in the Note, from the date the same shall become due and payable until the date paid, and all sums so advanced or paid, with interest as aforesaid, shall become a part of the Indebtedness. Within thirty (30) days after a request by the Beneficiary, the Grantor will provide the Beneficiary with a bond, letter of credit or similar financial assurance evidencing to the Beneficiary's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials and the contamination of the Property by such Hazardous Materials, and to discharge any lien which may be established on the Property as a result of such Hazardous Materials.

Notwithstanding any provision contained in the Note or the other Loan Documents, and by its execution hereof, the Grantor hereby agrees to and shall be and remain personally liable for all sums advanced by the Beneficiary (whether before or after the release of this Deed of Trust), under the terms of this Section.

ARTICLE XIII - MISCELLANEOUS

13.0 No Warranty by Beneficiary. By accepting or approving anything required to be observed, performed or fulfilled by the Grantor or to be given to the Beneficiary pursuant to the Loan Documents, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, survey, receipt, appraisal or insurance policy, the Beneficiary shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof.

13.1 Notice. Unless specifically provided otherwise, any notice for purposes of this Deed of Trust or any other Loan Document other than the Guaranty shall be given in writing or by telecopier transmission and shall be addressed or delivered: to the Grantor at its address set forth at the end of this Deed of Trust; to the Beneficiary, and to the Trustee c/o the Beneficiary, at the address of the Beneficiary set forth at the beginning of this Deed of Trust; or to any of them at such other address as may be designated by the intended recipient by notice given in accordance with this section. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change in address of which the sending party has not been notified; and if transmitted by telecopier or delivery, the notice shall be effective when received. No notice of change of address shall be effective except upon actual receipt. This section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Deed of Trust or any other Loan Document or to require giving notice or demand to or upon any person in any situation or for any reason.

13.2 No Partnership - Third Parties. Nothing contained in any of the Loan Documents shall be construed in a manner to create any relationship between the Grantor and the Beneficiary other than the relationship of borrower and lender, and the Grantor and the Beneficiary shall not be considered partners or joint venturers for any purpose. The terms and provisions of the Loan Documents are for the benefit of the Grantor, the Trustee, the Beneficiary, their respective successors, assigns, endorsees and transferees and all persons claiming under or through them and no other person shall have any right or cause of action on account thereof.

13.3 Severability. In the event any one or more of the provisions of any of the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in the event any one or more of the provisions of any of the Loan Documents operate or would prospectively operate to invalidate this Deed of Trust, then and in either of those events, at the option of the Beneficiary, such provision or provisions only shall be held for naught as though not contained herein and shall not affect any other provision of any of the Loan Documents or the validity of the remaining Obligations and the remaining provisions of the Loan Documents shall remain operative and in full force and effect.

13.4 Successors and Assigns. All of the grants, covenants, terms, provisions and conditions of the Note and the Loan Documents shall run with and bind the Property and shall apply, bind and inure to the benefit of the successors and assigns of the Grantor, the substitutes and successors in trust of the Trustee and the

endorsers, transferees, successors and assigns of the Beneficiary, and all persons claiming under or through any of them.

13.5 Modification and Waiver. None of the terms or provisions of any of the Loan Documents may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against which enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of any of the Loan Documents shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

13.6 Reliance. In the event the Beneficiary shall elect, pursuant to the provisions of this Deed of Trust, to make any advances for the account of the Grantor or for the protection of the validity, security or priority of the lien hereof, then and in any of those events the Beneficiary shall be entitled to rely on any statement, bill or assessment of any public or quasi-public body without inquiry into the accuracy or validity thereof and, further, the Beneficiary shall not be required to inquire into the validity of any apparent or threatened adverse claim of title, lien, encumbrance, claim or charge before making an advance to prevent or remove the same.

13.7 Captions and Headings. The captions and headings contained in this Deed of Trust are included herein for convenience of reference only and shall not be considered a part hereof.

13.8 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

13.9 Identification of Note. The Note has been or shall be identified by either the Trustee or by the Notary Public taking the acknowledgments to these presents.

13.10 Applicable Law. This Deed of Trust shall be governed by and construed, interpreted and enforced in accordance with and pursuant to the laws of the Applicable Jurisdiction. In the event that the "choice of law" rules of the Applicable Jurisdiction can be construed or interpreted to require the laws of another jurisdiction to govern, the "choice of law" rules of the Applicable Jurisdiction shall not apply.

13.11 Uniform Commercial Code - Security Agreement. This Deed of Trust is also intended to be a security agreement with respect to the Personalty pursuant to the Uniform Commercial Code of the Applicable Jurisdiction, and the Grantor (as "debtor") hereby grants to the Beneficiary (as "secured party") a security interest in all of the Personalty. Except as otherwise provided for in the other Loan Documents, all of the Personalty will be kept upon the Land or in the Improvements, and will not be removed therefrom without the consent of the Beneficiary, and such items may be affixed to the Land or the Improvements but will not be affixed to any other real estate. The Grantor agrees to execute and deliver to the Beneficiary, from time to time and without expense to the Beneficiary, any financing statements and any extensions, renewals or amendments thereof, in such form as the Beneficiary may reasonably require in order to further evidence or perfect a security interest in all of the Personalty. It is understood and agreed that to protect the Beneficiary against any possible adverse effect of Section 9-313 of the Uniform Commercial Code, in the event that any fixture on the Property owned by the Grantor is replaced or added to or any new fixture owned by the Grantor is installed or substituted by the Grantor, and such fixture is or may be subject to a security interest held by a seller of such fixture or by any other party, the Grantor or any owner of all or any part of the Property shall, before the replacement, addition, installation, or substitution of any such fixture, obtain the prior written approval of the Beneficiary, and give the Beneficiary written notice that a security agreement with respect to such fixture has been or will be consummated, which notice shall contain the following information: (a) a description of the fixture to be replaced, added to, installed or substituted; (b) a recital of the address at which the fixture will be replaced, added to, installed or substituted; (c) a statement of the name and address of the holder and amount of the security interest; and (d) the date of the purchase of such fixture. These provisions shall not constitute an agreement to subordinate any right of the Beneficiary in fixtures or any other part or all of the Property covered by this Deed of Trust.

If a Default shall occur, the Beneficiary, in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, shall have all of the rights and remedies of a secured

party under the Uniform Commercial Code. Unless the context otherwise specifies or requires, the terms and provisions contained in this Section shall have the meanings specified in the Uniform Commercial Code.

The filing of any financing statement with respect to any part of the Property shall never be construed to impair the lien of this Deed of Trust or any of the other Loan Documents, and the intention of the Grantor is that all portions (including the Fixtures and Personalty) of the Property are, and at all times and for all purposes and in all proceedings both legal and equitable, shall be regarded as real property.

13.12 Future Advances. This Deed of Trust is given to secure not only the existing Indebtedness, but also future advances, whether such advances are obligatory or are to be made at the option of the Beneficiary, or otherwise, to the same extent as if such future advances were made on the date of the execution and delivery of this Deed of Trust. The total amount of the Indebtedness may increase or decrease from time to time; provided, however, that the aggregate Indebtedness so secured at any one time shall not exceed the amount recited in the preamble to this Deed of Trust, plus interest thereon, and all other amounts, payments and premiums due on account thereof, and all other indebtedness of the Grantor to the Beneficiary payable pursuant to or secured by the Loan Documents.

13.13 Amendments. The terms and conditions of the Commitment, the Note and the other Loan Documents are incorporated into this Deed of Trust and made a part hereof as if specifically set forth herein. In the event any provision of this Deed of Trust conflicts with the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail; and in the event any provision of this Deed of Trust conflicts with the terms of the Commitment, Note, or other Loan Document that is executed and delivered at the time a Loan is made, the terms of such other Loan Documents shall prevail. For purposes of this Section the absence of a provision from any Loan Document shall not constitute a conflict.

13.14 Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require. If Grantor is a corporation, the designation "(Seal)" on this Deed of Trust shall be effective as the affixing of such Grantor's corporate seal physically hereto.

IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be executed and delivered intending that this be an instrument under seal, as of the year and day first above written.

WITNESS OR ATTEST:	GRANTOR:
Mark W. Kugler	Jin Suk Kim (SEAL)

STATE OF MARYLAND)
COUNTY OF MONTGOMERY)

I HEREBY CERTIFY that on this 12th day of September, 2006, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared in said jurisdiction Jin Suk Kim, personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument; and acknowledged that she executed the foregoing instrument as the act and deed for the purposes therein contained, and delivered the same as such.

WITNESS my hand and Notarial Seal the year and day first above written.

Mark W. Kugler Notary Public

MARK W. KUGLER NOTARY PUBLIC MONTGOMERY COUNTY, MD

My Commission Expires: 8/1/2009

STATE OF MARYLAND)
COUNTY OF MONTGOMERY)

I HEREBY CERTIFY that on this 12th day of September, 2006, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared in said jurisdiction Robert L. Harris, the agent of the party secured by the foregoing Deed of Trust, and made oath in due form of law that the consideration recited in said Deed of Trust is true and bona fide as therein set forth and that the actual sum of money advanced that the closing transaction by the secured party was paid over and disbursed by the party or parties secured by the Deed of Trust to the Grantor or to the person responsible for disbursement of funds in the closing transaction or their respective agent at a time not later than the execution and delivery by the Grantors of this Deed of Trust, and also made oath that he is the agent of the party or parties secured and is duly authorized to made this affidavit.

WITNESS my hand and Notarial Seal the year and day first above written.

MARK W. KUGLER NOTARY PUBLIC MONTGOMERY COUNTY, MD

Mark W. Kugler

Notary Public

My Commission Expires: 8/1/2009

The undersigned hereby certifies that this Deed of Trust has been prepared by an attorney admitted to practice before the Court of Appeals, under his or her supervision, or by or on behalf of one of the parties named in the Deed of Trust.

Mark W. Kugler

RETURN TO:

Stonegate Title Company
1919 York Road
Timonium, MD 21093
D69746A

File No. 069746A

EXHIBIT "A"

2908-2910 Garrison Blvd. - Fee Simple
Tax I.D. 15-25-2846-009

2912-2932 Garrison Blvd. - Fee Simple
Tax I.D. 15-25-2846-006

2936 -2962 Garrison Blvd. - Fee Simple
Tax I.D. 15-25-2846-001

2921-2947 Allendale Road - Fee Simple
Tax I.D. 15-25-2846-033

BEGINNING for the same at a point on the norhtwesterly right of way line of Garrison Boulevard, 80 feet wide, said point begin the northernmost corner of "Final Sub-Division Plan of Glen Ora Apartments, Section No. 2;, thence running and binding on the outline of "Final Sub-Division Plan of Glen Ora Apratments Section No. 2" and "Final Sub-Division Plan of Section No. 3 and addition to Section No. 1 Glen Ora Apartments" the following nine courses and distances, viz:(1) running and binding on said northwesterly right of way line of Garrison Boulevard South 55 degres 34 minuts 00 seconds EAst 554.30 feet and (2) a curve to the right having a radius of 610.66 feet for a distance of 144.42 feet, said curve being subtended by the chord Sout 48 degrees 47 minutes 46 secodns East 144.08 feet, thence leaving said northwesterly right of way line of Garrison Boulevard,(3) South 60 degrees 54 minutes 00 seconds West 192.91 feet (4) South 81 degrees 36 minutes 14 seconds West 177.44 feet (5) North 49 degrees 40 minutes 40 seconds West 479.82 feet (6) South 87 degrees 20 minutes 40 seconds West 119.18 feet to intersect the northeasterly right of way line of Allendale Road, thence running and binding thereon, (7) North 2 degrees 39 minuts 20 secodns West 111.05 feet thence leaving said northeasterly right of way line of Allendale Road (8) South 49 degrees 40 minutes 40 seconds East 40.73 feet, (9) North 59 degrees 45 minuts 00 seconds East 274.95 fet tot he place of beginning. Containing 4.58 acres, more or less.